               Confidential material omitted and filed separately
                  with the Securities and Exchange Commission.
                        Asterisks denote such omissions.


                                                                  Exhibit 10.10

                                SUPPLY AGREEMENT

     This AGREEMENT dated as of October 17, 1994 is made by and between ASCENT PHARMACEUTICALS, INC., a Delaware Corporation having its principal place of business at 9 Linnell Circle, Billerica, Massachusetts 01821 (hereinafter referred to as "Ascent"), and LYNE LABORATORIES, INC., a Massachusetts Corporation having a place of business at 260 Tosca Drive, Stoughton, Massachusetts 02072 (hereinafter referred to as "Lyne").

                                  INTRODUCTION

1. Lyne has the capability and manufacturing facilities to manufacture trimethoprim oral solution.

2. Ascent is in the business of the design, development, manufacturing and sale of pediatric pharmaceuticals.

3.    Ascent desires that Lyne supply it with trimethoprim oral solution.

4. Lyne is willing, for the consideration and on the terms set forth herein, to supply Ascent with trimethoprim oral solution.

In consideration of the mutual covenants and promises contained in this Agreement and other good and valuable consideration, Ascent and Lyne agree as follows:

                                Article I. SUPPLY

1.1  General.

     Lyne agrees to manufacture for, and sell and supply to Ascent alone, in accordance with the terms and conditions of this Article I, all trimethoprim oral solution that Ascent may order from time to time. During the term of this Agreement and so long as Lyne is not in default of any obligations hereunder, Ascent agrees to order all trimethoprim oral solution required by it from Lyne and from no other. In the anticipation of preventing the interruption of supply of trimethoprim oral solution to Ascent, in the event that Lyne should fail to be able to supply product to Ascent, in accordance with the terms of this Agreement, Lyne shall be prepared to cooperate fully with Ascent (by providing manufacturing know-how and data) in qualifying a second source of supply as selected by Ascent. As used herein, "qualify" or "qualifying" shall refer to being qualified by the U.S. Food and Drug Administration for the production of trimethoprim oral solution. It is further understood that Ascent intends to proceed forthwith to qualify a second source of supply at its own expense. If Lyne should breach this Agreement permanently or temporarily within fifteen (15) months from Ascent's ANDA approval, Lyne will be liable for all of Ascent's costs associated with: (a) the loss of profits associated with the interruption of supply of trimethoprim oral solution, and (b) costs incurred by Ascent in qualifying the second source of supply, but Lyne shall only be liable for these costs incurred by Ascent beginning with the first day of breach by Lyne unless Lyne is in permanent breach of this Agreement during said fifteen
(15) month period in which case Lyne shall pay all of Ascent's costs in qualifying a second source of supply. It is further agreed that should Ascent, or any company licensed to do so by Ascent, desire to distribute trimethoprim oral solution in a country other than the U.S., and if such country's regulations require, or should Ascent's licensee desire for whatever reason, that the manufacturing of the product be conducted within the confines of that foreign country, Lyne agrees to relinquish its exclusive manufacturing rights to trimethoprim oral solution for distribution by Ascent or its licensee in such foreign country and Lyne shall allow Ascent or its licensee to proceed as necessary to conduct business in such country.

1.2  Quality.

     Lyne shall manufacture and supply the trimethoprim strictly in accordance with the specifications set forth on Schedule A attached hereto (the "Product Specifications"), with such changes therein as Ascent may reasonably request from time to time, and in accordance with the highest level of product consistency. Lyne shall manufacture and supply the trimethoprim oral solution strictly in accordance and compliance with all applicable laws, rules and regulations, including without limitation laws, rules and regulations that may be applicable as a result of Ascent's sale of products using or incorporating the trimethoprim oral solution for use in humans, such as the Food and Drug Administration ("FDA") Good Manufacturing Practices. Lyne shall maintain a quality control/quality assurance system designed to ensure that the trimethoprim oral solution is manufactured and supplied in accordance with the terms of this Section 1.2 and to permit lot traceability. Lyne shall immediately notify Ascent in the event that Lyne becomes aware of any failure of the trimethoprim oral solution supplied to Ascent to meet the Product Specifications including those tests being considered by third parties (e.g. Scientific Associates, Inc.) or the other standards set forth in this Section 1.2 or in the event Lyne becomes aware of any defect in a trimethoprim oral solution supplied to Ascent. It is understood that Lyne's obligations hereunder relate to the production of the trimethoprim oral solution in accordance with the Product Specifications. Lyne does not represent or warrant the indications, actions and uses of the trimethoprim oral solution.

               Confidential material omitted and filed separately
                  with the Securities and Exchange Commission.
                        Asterisks denote such omissions.

1.3  Inspections.

     Ascent and its authorized representatives shall have the right to inspect the manufacturing facilities of Lyne, and to discuss and review in detail the manufacturing processes and QA/QC procedures used (and the records created) by Lyne during trimethoprim oral solution production with the technical and other employees and consultants of Lyne, in order to ensure that the trimethoprim oral solution is being manufactured and supplied in accordance with the terms of
Section 1.2 of this Agreement; provided, however, that such visits shall be during normal business hours and shall not unreasonably interrupt the operations of Lyne. Lyne shall cooperate with the FDA with respect to any inspection it may require of Lyne's facilities and procedures as a result of its manufacture and supply of trimethoprim oral solution. Lyne shall promptly notify Ascent of, and permit Ascent to take part in, any inspections by the FDA of Lyne's facilities in connection with the manufacture and supply of trimethoprim oral solution. Lyne and Ascent shall promptly notify and provide copies to the other company of any communications either company shall have with the FDA regarding the manufacture and/or production of trimethoprim oral solution.

1.4  Forecasts.

     Commencing with the first calendar year following FDA approval, and for each calendar year thereafter, Ascent shall notify Lyne, no later than ************ preceding the *****************************************, of
Ascent's sales forecast by calendar quarter of anticipated orders of trimethoprim oral solution in units of trade packs and samples for each calendar year (the "Annual Forecast"). For the purpose of controlling the delivery time of finished product to Ascent, Lyne shall coordinate with Ascent the purchasing of the annual requirements of drug raw materials and non-drug components. Ascent shall update such Annual Forecast in units of trade packs and samples for each calendar quarter other than the first calendar quarter in such calendar year (the "Quarterly Update") no later than ************** days prior to the commencement of such calendar quarter. Ascent shall not be under any obligation to place orders for the quantities specified in either the Annual Forecast or the Quarterly Update.

1.5  Placing Orders.

     Ascent shall place all orders (each, an "Order") for trimethoprim oral solution in writing. Lyne agrees to complete all phases of manufacturing and packaging

               Confidential material omitted and filed separately
                  with the Securities and Exchange Commission.
                        Asterisks denote such omissions.

within **************************** after receipt and approval of all required Raw Materials (the "Finished Goods in Quarantine Date").

1.6  Filling Orders and Delivery.

     Lyne shall supply to Ascent, no longer than ********************** following receipt of the Certificate of Analysis from the designated finished goods test site for each applicable Order, the amount of trimethoprim oral solution shown on such Order. Such trimethoprim oral solution shall be shipped to the address(s) of Ascent's warehouse facilities as shown on such Order. Ascent shall pay for all shipping costs, including pallets, not specified in Schedule B.

1.7  Price.

     The price payable by Ascent for the trimethoprim oral solution ordered shall be determined in accordance with the pricing schedule attached hereto as Schedule B.

1.8  Invoices and Payment.

     Lyne shall invoice for trimethoprim oral solution ordered by Ascent at the time of shipment by Lyne. Ascent shall pay all amounts properly shown on such invoices no later than thirty (30) days after the date of invoicing.

1.9  Records.

     Lyne shall keep true and accurate records to substantiate all amounts invoiced to Ascent. Upon request from Ascent, Lyne shall permit Ascent or its authorized representatives to inspect and audit such records in confidence in order to verify the amounts invoiced hereunder.

1.10 Failure to Supply.

     In the event that Lyne fails to supply the designated finished goods testing site with the quantity of trimethoprim oral solution required to test and provide a Certificate of Analysis for the amount of trimethoprim oral solution shown on an Order within *************** after the Finished Goods In Quarantine Date or notifies Ascent that Lyne will be unwilling or unable to supply Ascent with the amount of trimethoprim oral solution shown on an Order, Annual Forecast, or Quarterly Update, or in the event that any amount of trimethoprim oral solution is not manufactured and supplied in accordance with the standards set forth in Section 1.2

               Confidential material omitted and filed separately
                  with the Securities and Exchange Commission.
                        Asterisks denote such omissions.

of this Agreement and Lyne is unable or unwilling to replace such trimethoprim oral solution within ************** after notice to Ascent of such failure and to adjust its practices as may be necessary so as to avoid such failures in the future (each of the foregoing events being referred to as an "Event of Default"), then Lyne shall, upon the written request of Ascent, transfer to Ascent a copy of all technical and other information necessary or useful for the manufacture, use or sale of trimethoprim oral solution or products using or incorporating trimethoprim oral solution which came into the possession of Lyne as a result of this Agreement. Additionally, Lyne will presently assist and provide to Ascent all information in its possession including the manufacturing know-how and data to assist in the qualification of a second source of product as specified in Section 1.1 of this Agreement. At the request of Ascent, Lyne will assist Ascent as specified in Section 1.1 of this Agreement, to qualify an alternative source of supply in an effort to mitigate the interruption of trade and sample product. All costs to be borne by Lyne associated with any breach or temporary breach of this Agreement during the ******************** after Ascent's ANDA approval are set forth in Section 1.1

                      Article II. CONFIDENTIAL INFORMATION

2.1  Treatment of Confidential Information.

     Each Party hereto shall maintain all information, in writing or reduced to writing and marked "confidential", of a private, secret or confidential nature concerning the other Party's business, business relationships or financial affairs (collectively, the "Confidential Information") in confidence, and shall not disclose, divulge or otherwise communicate such Confidential Information to others, or use it for any purpose, except pursuant to, and in order to carry out, the terms and objectives of this Agreement, and hereby agrees to exercise every reasonable precaution to prevent and restrain the unauthorized disclosure of such Confidential Information by any of its directors, officers, employees, consultants, subcontractors, sublicensees or agents.

2.2  Release from Restrictions.

     The provisions of Section 2.1 shall not apply to any Confidential Information disclosed hereunder which:

     (a) was known or used by the receiving Party prior to its date of disclosure to the receiving Party, as evidence by the prior written records of the receiving Party; or

     (b) is independently developed by the receiving Party without reference to or reliance on such Confidential Information, as evidenced by the written records of the receiving Party; or

     (c) either before or after the date of the disclosure to the receiving Party is lawfully disclosed without restriction to the receiving Party by an independent, unaffiliated third party rightfully in possession of the Confidential Information (but only to the extent of the rights received from such third party); or

     (d) either before or after the date of the disclosure to the receiving Party becomes published or generally known to the public through no fault or omission on the part of the receiving Party; or

     (e) is required to be disclosed by the receiving Party to comply with applicable laws, to defend or prosecute litigation or to comply with governmental regulations, provided that the receiving Party provides prior written notice of such disclosure to the other Party and takes reasonable and lawful actions to avoid and/or minimize the degree of such disclosure.

                         Article III. PRODUCT LIABILITY

3.1  Indemnification by Ascent.

     Except to the extent that Lyne is obligated to indemnify, defend and hold Ascent harmless from and against actions, suits, claims, demands, judgments, liabilities and expenses in accordance with Section 3.2 below, Ascent shall indemnify, defend and hold Lyne, and each of its officers, directors, employees, agents and affiliates, harmless from and against all actions, suits, claims, demands, judgments, liabilities and expenses, including legal expenses and reasonable attorneys' fees, based upon or arising out of the use or sale by Ascent of the trimethoprim oral solution, or products which use or incorporate trimethoprim oral solution, including without limitation any claim arising out of the death of or injury to any person or persons or out of any damage to property or as the result of the breach of any patent or trademark. A person or entity seeking indemnification hereunder shall promptly notify Ascent in writing of any such action, suit, claim or demand. Ascent shall manage and control, at its sole expense, the defense of any such action, suit, claim or demand. Lyne, and each of its officers, directors, employees, agents and affiliates, shall cooperate with Ascent in such defense and shall not agree to any settlement of any such action, suit, claim or demand without Ascent's prior written consent, which shall not be unreasonably withheld. Ascent shall not be liable for any amounts paid in any settlement without such prior written consent or for any litigation costs or expenses incurred by Lyne, or any of its officers, directors, employees, agents or affiliates, without Ascent's prior written consent. Ascent shall name Lyne as an additional insured under Ascent's product liability insurance and shall provide Lyne with a certificate of such insurance within ten (10) days of the execution of this Agreement, which certificate shall contain a provision requiring the insurance carrier to give written notice to Lyne at least fifteen
(15) days prior to any cancellation or expiration of such insurance.

3.2  Indemnification by Lyne.

     Lyne shall indemnify, defend and hold Ascent, and each of its officers, directors, employees, agents and affiliates, harmless from and against all actions, suits, claims, demands, judgments, liabilities and expenses, including legal expenses and reasonable attorneys' fees, based upon or arising out of (i) the negligence or willful misconduct of Lyne, or its officers, directors, employees, agents or affiliates, (ii) the breach by Lyne of the terms of this Agreement, (iii) the failure by Lyne to manufacture trimethoprim oral solution in strict accordance with the Product Specifications and the terms of Section 1.2, or (iv) any manufacturing defect in any trimethoprim oral solution supplied to Ascent by Lyne, provided that such defect is not the result of a defect in any raw material or ingredient supplied to Lyne or of Lyne's having manufactured the trimethoprim oral solution in strict accordance with the Product Specifications, including without limitation any claim arising out of the death of or injury to any person or persons or out of any damage to property. A person or entity seeking indemnification hereunder shall promptly notify Lyne in writing of any such action, suit, claim or demand. Lyne shall manage and control, at its sole expense, the defense of any such action, suit, claim or demand. Ascent, and each of its officers, directors, employees, agents and affiliates, shall cooperate with Lyne in such defense and shall not agree to any settlement of any such action, suite, claim or demand without Lyne's prior written consent, which shall not be unreasonably withheld. Lyne shall not be liable for any amounts paid in any settlement without such prior written consent or for any litigation costs or expenses incurred by Ascent, or any of its officers, directors, employees, agents or affiliates, without Lyne's prior written consent. Lyne shall name Ascent as an additional insured under Lyne's product liability insurance and shall provide Ascent with a certificate of such insurance within ten (10) days of the execution of this Agreement, which certificate shall contain a provision requiring the insurance carrier to give written notice to Ascent at least fifteen (15) days prior to any cancellation or expiration of such insurance.

                             Article IV. TERMINATION
4.1  Term.

     This Agreement shall remain in effect until terminated in accordance with the provisions of this Article IV.

4.2  Termination for Breach.

     Each Party shall be entitled to terminate this Agreement by written notice to the other Party in the event that the other Party shall be in default of any of its obligations hereunder, and shall fail to remedy any such default within thirty (30) days after notice thereof by the non-breaching Party. Any such notice shall specifically state that the non-breaching Party intends to terminate this Agreement in the event that the breaching Party shall fail to remedy the default. Upon termination of this Agreement pursuant to this Section 4.2, neither Party shall be relieved of any obligations incurred prior to such termination.

4.3  Termination for Other than Breach.

     Either party may elect to terminate this Agreement for any reason or no reason at any time after ten (10) years from the date hereof by giving the other at least three (3) months advance written notice of its intention to terminate this Agreement.

4.4  Survival of Obligations; Return of Confidential Information.

     Notwithstanding any termination of this Agreement, the obligations of the Parties under Articles II and III of this Agreement, as well as under any other provisions which by their nature are intended to survive any such termination, shall survive and continue to be enforceable. Upon any termination of this Agreement, each Party shall promptly return to the other Party all written Confidential Information, and all copies thereof, of the other Party.

                            Article V. MISCELLANEOUS

5.1  Assignment.

     Neither this Agreement nor any of the rights and obligations hereunder may by assigned by Lyne to any third party (including any party which acquires all or substantially all of the business of Lyne by merger, sale of assets or otherwise) without the prior written consent of Ascent, which consent shall not be unreasonably withheld or delayed, provided, however, that no consent of Ascent is required in the event that this Agreement is assigned by Lyne to a wholly owned subsidiary or an affiliated company of Lyne in which a majority of its stockholders are the same as a majority of the stockholders of Lyne. Any Assignee of Lyne must agree to be bound by the obligations and duties of Lyne set forth in this Agreement. Any assignment by Lyne which results in a change in manufacturing site can only be made if said new manufacturing site has been formally and fully approved by the FDA (at Lyne's expense) to manufacture the trimethoprim oral solution product covered by this

Agreement. Ascent may assign this Agreement and any of its rights and obligations hereunder without Lyne's consent being necessary.

5.2  Governing Law.

     This Agreement shall be governed by and interpreted in accordance with the laws of the Commonwealth of Massachusetts, without giving effect to conflict of laws provisions.

5.3  Force Majeure.

     In the event that either Party is prevented from performing or is unable to perform any of its obligations under this Agreement due to any act of God; fire; casualty; flood; war; strike; lockout; failure of public utilities; injunction or any act, exercise, assertion or requirement of governmental authority; epidemic; destruction of research or production facilities; riots; insurrection; inability to procure or use materials, labor, equipment, transportation or energy; or any other cause beyond the reasonable control of the Party invoking this Section 5.3 if such Party shall have used its best efforts to avoid such occurrence, such Party shall give notice to the other Party in writing promptly, and thereupon the affected Party's performance shall be excused and the time for performance shall be extended for the period of delay or inability to perform due to such occurrence.

5.4  Waiver.

     The waiver by either Party of a breach or a default of any provision of this Agreement by the other Party shall not be construed as a waiver of any succeeding breach of the same or any other provision, nor shall any delay or omission on the part of either Party to exercise or avail itself of any right, power or privilege that it has or may have hereunder operate as a waiver of any right, power or privilege by such Party.

5.5  Notices.

     All notices required or permitted under this Agreement shall be in writing and shall be deemed effective upon personal delivery or three days after deposit in the United States Post Office, by registered or certified mail, postage prepaid, return receipt requested, addressed to the other party at the address listed below or such other address as the addressee shall have specified in a notice given in accordance with this Section 5.5:

      If to Lyne:

      Lyne Laboratories, Inc.
      260 Tosca Drive
      Stoughton, Massachusetts 02072
      Attention:  President

      with a copy to:

      Gerard Fong, Esq.
      Norris, Kozodov & Fong
      18 Tremont St.
      Boston, MA 02108

      If to Ascent:

      Ascent Pharmaceuticals, Inc.
      9 Linnell Circle
      Billerica, Massachusetts 01821
      Attention:  President

      with a copy to:

      David E.  Redlick, Esq.
      Hale and Dorr
      60 State Street
      Boston, MA 02109

5.6  No Agency.

     Nothing herein shall be deemed to constitute either Party as the agent or representative of the other Party, or both Parties as joint venturers or partners for any purpose. Lyne shall be an independent contractor, not an employee or partner of Ascent, and the manner in which Lyne renders its services under this Agreement shall be within Lyne's sole discretion. Neither Party shall be responsible for the acts or omissions of the other Party, and neither Party will have authority to speak for, represent or obligate the other Party in any way without prior written authority from the other Party.

5.7  Warranty; No Conflict.

     Each party warrants to the other that as of the date of execution of this Agreement, it has not received actual notice of, nor does it have any reason to believe there exist, any patents or patent applications owned by third parties which would prevent any party from making, using or selling trimethoprim oral solution, or products using or incorporating trimethoprim oral solution. Each party represents and warrants that the execution and delivery of this Agreement and the performance by it of its obligations hereunder does not and will not conflict with, or cause a default under, any agreement to which it is a party or other obligation to which it is subject. Each party covenants with the other that it will not enter into any agreement with or grant any rights to a third party that would cause the immediately preceding representation to become untrue or which would otherwise impair or impede its ability to fulfill its obligations hereunder.

5.8  Entire Agreement.

     This Agreement and the Schedules hereto (which Schedules are deemed to be a part of this Agreement for all purposes) contain the frill understanding of the Parties with respect to the subject matter hereof and supersede all prior understandings and writings relating thereto. No waiver, alteration or modification of any of the provisions hereof shall be binding unless made in writing and signed by the Parties by their respective officers thereunto duly authorized.

5.9  Headings.

     The headings contained in this Agreement are for convenience of reference only and shall not be considered in construing this Agreement.

5.10 Severability.

     In the event that any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable because it is invalid or in conflict with any law of any relevant jurisdiction, the validity of the remaining provisions shall not be affected, and the rights and obligations of the Parties shall be construed and enforced as if the Agreement did not contain the particular provisions held to be unenforceable.

5.11 Successors and Assigns.

     This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their successors and permitted assigns.

5.12 Counterparts.

     This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as a sealed instrument in their names by their properly and duly authorized officers or representatives as of the date first above written.


LYNE LABORATORIES, INC.

By: /s/ Robert C. Girafoli
    -----------------------
Title: President


ASCENT PHARMACEUTICALS, INC.

By: /s/ Emmett Clemente
    ---------------------
Title: President

                                   SCHEDULE A

                      MANUFACTURING SPECIFICATIONS: PART I

                  PRIMSTAT(TM) ORAL SOLUTION, 16 oz TRADE PACK
                           (Trimethoprim, 25 mg/5 mL)


  KEY               TEST             METHOD                 SPECIFICATION
  ---               ----             ------                 -------------




              Page 1 of Schedule A contains confidential materials which have been omitted and filed separately with the
                       Securities and Exchange Commission.

                                   SCHEDULE A

                      MANUFACTURING SPECIFICATIONS; PART II

                              PACKAGING COMPONENTS






              Page 1 of Schedule A contains confidential materials which have been omitted and filed separately with the
                       Securities and Exchange Commission.

                                   SCHEDULE B

                                     PRICING

           Pages 1 and 2 of Schedule B contains confidential materials which have been omitted and filed separately with the
                       Securities and Exchange Commission.